Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of TeraWulf Inc. of our report dated March 2, 2021, relating to the financial statements of IKONICS Corporation, appearing in the Annual Report on Form 10-K of IKONICS Corporation for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Minneapolis, Minnesota

January 18, 2022

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